
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               263,920
<SECURITIES>                                         3,270,355
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               795,968
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       28,041,423<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           26,874,666
<TOTAL-LIABILITY-AND-EQUITY>                         28,041,423<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     76,204<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     146,993<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   19,500
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (893,230)<F5>
<EPS-PRIMARY>                                        (12.83)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets  is tenant  security  deposit  escrow of  $3,017,
Investments in Local Limited Partnerships of $23,649,420, replacement reserve escrow of $2,400 and other assets of $56,343. <F2>Included in Total Liability and Equity is accounts payable to affiliates of $129,551, accounts payable and accrued expenses of $46,221, mortgage note payable of $706,159, tenant security deposits payable of $3,017, deferred revenue of $141,356 and minority interest in Local Limited Partnership of $140,453. <F3>Total revenue includes rental of $29,475, investment of $44,265, and other of $2,464. <F4>Included in Other Expenses is general and administrative of $59,139 asset management fees of $60,556, rental operations, exclusive of depreciation of $10,082, depreciation of $10,000 and amortization of $7,216. <F5>Net loss includes minority interest in losses of Local Limited Partnerships of $101 and equity in losses of Local Limited Partnerships of $803,042.

